Exhibit 99.1

DANAHER REPORTS RECORD FIRST QUARTER 2015 RESULTS

WASHINGTON, D.C., April 23, 2015 -- Danaher Corporation (NYSE:DHR) today announced results for the first quarter 2015.

For the quarter ended April 3, 2015, adjusted diluted net earnings per share were $0.93 on a non-GAAP basis, which reflects the adjustments identified in the attached reconciliation schedule. On a GAAP basis, net earnings for the first quarter were $570 million, or $0.79 per share on a diluted basis. Revenues for the 2015 first quarter increased 4.5% to $4.9 billion with core revenues increasing 5.0%.

The Company anticipates that non-GAAP, adjusted diluted net earnings per share for the second fiscal quarter of 2015 will be in the range of $1.01 to $1.05. The Company is also updating its full year 2015 adjusted diluted net earnings per share guidance, which is now expected to be in the range of $4.23 to $4.33, reflecting the adjustments identified on the attached reconciliation schedule. The strengthening of the U.S. dollar since the Company’s fourth quarter 2014 earnings release in January is expected to reduce 2015 earnings by approximately $0.07 per share.

Thomas P. Joyce, Jr., President and Chief Executive Officer, stated, “We had a very good start to 2015, delivering our highest quarter of core revenue growth since 2011. The team’s solid execution using the Danaher Business System continued to drive relative outperformance and enhance our competitive position. We remain cognizant of a strengthening U.S. dollar and changing macro environment; however, we are confident that our focus on optimizing our portfolio and seizing high-impact growth opportunities will help us build a better, stronger Danaher in 2015 and the years to come.”

Danaher will discuss its results during its quarterly investor conference call today starting at 8:00 a.m. ET. The call and an accompanying slide presentation will be webcast on the “Investors” section of Danaher's website, www.danaher.com, under the subheading “Investor Events.” A replay of the webcast will be available in the same section of Danaher’s website shortly after the conclusion of the presentation and will remain available until the next quarterly earnings call.

The conference call can be accessed by dialing 888-811-5445 within the U.S. or by dialing 913-312-0671 outside the U.S. a few minutes before the 8:00 a.m. ET start and telling the operator that you are dialing in for Danaher’s investor conference call (access code 6588001). A replay of the conference call will be available shortly after the conclusion of the call and until Thursday, April 30, 2015. The replay can be accessed by dialing 888-203-1112 within the U.S. or 719-457-0820 outside the U.S. with the access code 6588001. In addition, presentation materials relating to Danaher’s results have been posted to the “Investors” section of Danaher’s website under the subheading “Financial Information - Quarterly Earnings.”

ABOUT DANAHER

Danaher is a global science and technology innovator committed to helping its customers solve complex challenges and improving quality of life around the world. Its family of world class brands have leadership positions in some of the most demanding and attractive industries, including health care, environmental and industrial. The Company's globally diverse team of 71,000 associates is united by a common culture and operating system, the Danaher Business System. In 2014, Danaher generated $19.9 billion in revenue and its market capitalization exceeded $60 billion. For more information please visit: www.danaher.com.

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings release also contains non-GAAP financial measures. The reasons why we believe these measures provide useful information to investors, a reconciliation of these measures to the most directly comparable

GAAP measures and other information relating to these measures are included in the supplemental reconciliation schedule attached.

FORWARD LOOKING STATEMENTS

Statements in this release that are not strictly historical, including the statements regarding the Company’s anticipated adjusted diluted net earnings per share for the second quarter and full year 2015, anticipated impact of foreign currency translation in 2015, the anticipated impact of macroeconomic challenges, the Company’s focus on portfolio optimization and seizing high-impact growth opportunities and any other statements regarding events or developments that we believe or anticipate will or may occur in the future are "forward-looking" statements within the meaning of the federal securities laws. There are a number of important factors that could cause actual results, developments and business decisions to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include, among other things, deterioration of or instability in the economy, the markets we serve and the financial markets, the impact of our restructuring activities on our ability to grow, contractions or growth rates and cyclicality of markets we serve, competition, our ability to develop and successfully market new products and technologies and expand into new markets, the potential for improper conduct by our employees, agents or business partners, our ability to successfully identify, consummate and integrate appropriate acquisitions and successfully complete divestitures and other dispositions, contingent liabilities relating to acquisitions and divestures, our ability to close the anticipated merger of our Communications business with NetScout, Inc. and achieve the desired benefits of that transaction, our compliance with applicable laws and regulations (including regulations relating to medical devices and the healthcare industry) and changes in applicable laws and regulations, our ability to effectively address cost reductions and other changes in the healthcare industry, risks relating to potential impairment of goodwill and other intangible assets, currency exchange rates, tax audits and changes in our tax rate and income tax liabilities, litigation and other contingent liabilities including intellectual property and environmental, health and safety matters, risks relating to product, service or software defects, product liability and recalls, risks relating to product manufacturing, the impact of our debt obligations on our operations and liquidity, our relationships with and the performance of our channel partners, commodity costs and surcharges, our ability to adjust purchases and manufacturing capacity to reflect market conditions, reliance on sole sources of supply, labor matters, international economic, political, legal, compliance and business factors, disruptions relating to man-made and natural disasters, security breaches or other disruptions of our information technology systems and pension plan costs. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including our 2014 Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the first quarter of 2015. These forward-looking statements speak only as of the date of this release and the Company does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.

CONTACT
Matthew E. Gugino
Vice President, Investor Relations
Danaher Corporation
2200 Pennsylvania Avenue, N.W., Suite 800W
Washington, D.C. 20037
Telephone: (202) 828-0850
Fax: (202) 828-0860

DANAHER CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
($ and shares in millions, except per share amounts)
(unaudited)

	Three Months Ended
	April 3, 2015	March 28, 2014
Sales	$4,873.3	$4,662.7
Cost of sales	(2,273.3)	(2,209.8)
Gross profit	2,600.0	2,452.9
Operating costs:
Selling, general and administrative expenses	(1,486.7)	(1,350.6)
Research and development expenses	(339.1)	(313.4)
Operating profit	774.2	788.9
Non-operating income (expense):
Interest expense	(30.2)	(32.5)
Interest income	2.3	4.9
Earnings before income taxes	746.3	761.3
Income taxes	(176.5)	(181.6)
Net earnings	$569.8	$579.7
Net earnings per share:
Basic	$0.81	$0.83
Diluted	$0.79	$0.81
Average common stock and common equivalent shares outstanding:
Basic	707.2	700.1
Diluted	718.7	714.8

This information is presented for reference only. A complete copy of Danaher’s Form 10-Q financial statements is available on the Company’s website (www.danaher.com).

DANAHER CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

	Three Months Ended
	April 3, 2015	March 28, 2014
Diluted Net Earnings Per Share (GAAP)	$0.79	$0.81
Fair value adjustments to Nobel Biocare acquisition-related inventory ($20 million pre-tax, $15 million after-tax)	0.02	—
Amortization of acquisition-related intangible assets in the three months ended April 3, 2015 ($109 million pre-tax, $83 million after-tax) and for the three months ended March 28,2014 ($93 million pre-tax, $71 million after-tax)	0.12	0.10
Adjusted Diluted Net Earnings Per Share (Non-GAAP)	$0.93	$0.91
Forecasted Earnings Per Share

	Three Months Ending		Year Ending
	July 3, 2015		December 31, 2015
	Low End	High End	Low End	High End
Diluted Net Earnings Per Share (GAAP)	$0.89	$0.93	$3.74	$3.84
Fair value adjustments to Nobel Biocare acquisition-related inventory ($20 million pre-tax, $15 million after-tax)	—	—	0.02	0.02
Amortization of acquisition-related intangible assets in the three months ending July 3, 2015 ($110 million pre-tax, $85 million after-tax) and the year ending December 31, 2015 ($439 million pre-tax, $336 million after-tax)	0.12	0.12	0.47	0.47
Adjusted Diluted Net Earnings Per Share (Non-GAAP)	$1.01	$1.05	$4.23	$4.33
Core Revenue Growth

Components of Revenue Growth	Three Months Ended April 3, 2015 vs. Comparable 2014 Period
Core (Non-GAAP)	5.0%
Acquisitions (Non-GAAP)	6.0%
Impact of Currency Translation (Non-GAAP)	(6.5)%
Total Revenue Growth (GAAP)	4.5%
Adjusted Diluted Net Earnings Per Share
We disclose the non-GAAP measure of adjusted diluted net earnings per share, which refers to GAAP diluted net earnings per share, excluding the items identified in the reconciliation schedule above. This non-GAAP measure should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measure, and may not be comparable to similarly titled measures reported by other companies.
Management believes that this measure provides useful information to investors by reflecting additional ways of viewing aspects of Danaher’s operations that, when reconciled to the corresponding GAAP measure, helps our investors to better understand the long-term profitability trends of our business, and facilitates easier comparisons of our profitability to prior and future periods and to our peers. The items described above have been excluded from this measure because items of this nature and/or size occur with inconsistent frequency, occur for reasons that may be unrelated to Danaher’s commercial performance during the period and/or we believe are not indicative of Danaher’s ongoing operating costs or gains in a given period, which we believe may obscure underlying business trends and make comparisons of long-term performance difficult. The Company deems acquisition-related transaction costs incurred in a given period to be significant (generally relating to the Company’s larger acquisitions) if it determines that such costs exceed the range of acquisition-related transaction costs typical for Danaher in a given period.
The Company estimates the tax effect of the items identified in the reconciliation schedule above by applying the Company's overall estimated effective tax rate to the pre-tax amount, unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment, in which case the tax effect of such item is estimated by applying such specific tax rate or tax treatment.
Core Revenue and Core Revenue Growth
We use the term “core revenue” or “sales from existing businesses” to refer to GAAP revenue from existing operations excluding (1) sales from acquired businesses recorded prior to the first anniversary of the acquisition less the amount of sales attributable to divested product lines not considered discontinued operations (“acquisition sales”), and (2) the impact of currency translation. The portion of GAAP revenue from existing operations attributable to currency translation is calculated as the difference between (a) the period-to-period change in revenue (excluding acquisition sales) and (b) the period-to-period change in revenue (excluding acquisition sales) after applying current period foreign exchange rates to the prior year period. We use the term “core revenue growth” to refer to the measure of comparing current period core revenue with the corresponding period of the prior year. These non-GAAP measures should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measures, and may not be comparable to similarly titled measures reported by other companies.
Management believes that these non-GAAP measures provide useful information to investors by helping identify underlying growth trends in our business and facilitating easier comparisons of our revenue performance with prior and future periods and to our peers. We exclude the effect of currency translation from these measures because currency translation is not under management’s control, is subject to volatility and can obscure underlying business trends. We exclude the effect of acquisitions and divested product lines because the nature, size and number of such transactions can vary dramatically from period to period and between us and our peers, which we believe may obscure underlying business trends and make comparisons of long-term performance difficult.